EXHIBIT 99.1

The Joint Corp. Reports Second Quarter 2022 Financial Results

- Grew Revenue 24%, System-wide Sales 21%, and System-wide Comp Sales 8% vs. Q2 2021 -
- Opened 34 Clinics, Bringing Total Clinics to 769 -
- Sold 24 Franchise Licenses, Bringing the Year-to-Date Total to 46 -

SCOTTSDALE, Ariz., Aug. 04, 2022 (GLOBE NEWSWIRE) -- The Joint Corp. (NASDAQ: JYNT), a national operator, manager, and franchisor of chiropractic clinics, reported its financial results for the quarter ended June 30, 2022.

Financial Highlights: Q2 2022 Compared to Q2 2021

  Grew revenue 24% to $25.1 million.
  Recorded operating income of $473,000, compared to $2.0 million.
  Reported net income of $345,000, compared to $2.7 million.
  Increased system-wide sales1 by 21%, to $106.0 million.
  Reported system-wide comp sales2 of 8%.
  Reported Adjusted EBITDA of $2.6 million, compared to $3.8 million.

“During the second quarter of 2022, we demonstrated marked improvement over the first quarter of 2022. Our clinic and revenue growth momentum continues, which is significant when compared to the record breaking second quarter of 2021 that included the exceptional rebound from the pandemic,” said Peter D. Holt, President and Chief Executive Officer of The Joint Corp. “To manage the tight labor market, we continue to strive to be the chiropractic employer of choice by further enhancing our culture, providing training and benefits, and increasing compensation. To further marketing, we are implementing tactics to enhance our digital marketing efforts and increase our new patients counts. And, to expand responsibly, we are closely monitoring our system to ensure we uphold our clinic performance standards while we accelerate our pace of clinic growth. Our performance continues to prove the resiliency and underlying strength of our business model, which gives us confidence in our ability to drive bottom-line improvement and increase long-term value for franchisees, employees and shareholders.”

Operating Highlights

  Sold 24 franchise licenses in Q2 2022, compared to 22 in Q1 2022 and 63 in Q2 2021.
  Increased total clinics to 769 at June 30, 2022, 662 franchised and 107 company-owned or managed, up from 736 at March 31, 2022.
    Opened 31 new franchised clinics in Q2 2022, compared to 27 in Q1 2022 and 36 in Q2 2021.
    Opened three greenfield clinics in Q2 2022, compared to four in Q1 2022 and five in Q2 2021.
    Acquired four previously franchised clinics in Q2 2022, compared to none in Q1 2022 and eight in Q2 2021.
    Closed one franchised clinic in Q2 2022, compared to one in Q1 2022 and none in Q2 2021.
  Acquired the regional developer (RD) territory rights in Northern California in April.
  Subsequent to quarter end, The Joint acquired three previously franchised clinics in North Carolina and one clinic in Scottsdale. The company also opened a greenfield clinic in California and its first two greenfield clinics in Kansas City, a new corporate cluster. This increased the corporate portfolio to 114 clinics as of August 4, 2022.

Financial Results: Second Quarter 2022 Compared to Second Quarter 2021

Revenue was $25.1 million in the second quarter of 2022, compared to $20.2 million in the second quarter of 2021. The increase reflects a greater number of franchised and corporate clinics and continued organic growth. Cost of revenue was $2.4 million, compared to $2.0 million in the second quarter of 2021, reflecting the increased number of franchised clinics, higher RD royalties and commissions, and the greater website hosting costs related to the new IT platform, which went live in July 2021.

Selling and marketing expenses were $3.8 million, up 23%, driven by the increase in the advertising expenses from the larger number of franchised and company-owned or managed clinics. Depreciation and amortization expenses increased for the second quarter of 2022, as compared to the prior year period, primarily due to the depreciation expenses associated with the new IT platform and continued greenfield development.

General and administrative expenses were $16.5 million, compared to $11.6 million in the second quarter of 2021, reflecting increases in costs to support clinic growth, in payroll to remain competitive in the tight labor market, and in IT expenses.

Operating income was $473,000, compared to $2.0 million in the second quarter of 2021. Income tax expense was $109,000, compared to a benefit of $666,000 in the second quarter of 2021. Net income was $345,000, or $0.02 per diluted share, compared to $2.7 million, or $0.18 per diluted share, in the second quarter of 2021.

Adjusted EBITDA was $2.6 million, compared to $3.8 million in the second quarter of 2021. The company defines Adjusted EBITDA, a non-GAAP measure, as EBITDA before acquisition-related expenses, bargain purchase gain, net (gain)/loss on disposition or impairment, and stock-based compensation expenses. The company defines EBITDA as net income/(loss) before net interest, tax expense, depreciation, and amortization expenses.

Financial Results for the Six Months Ended June 30: 2022 Compared to 2021

Revenue was $47.5 million in the first six months of 2022, compared to $37.8 million in the first six months of 2021. Net income was $139,000, or $0.01 per diluted share, compared to $5.0 million, or $0.34 per diluted share, in the first six months of 2021. Adjusted EBITDA was $4.4 million, compared to $7.2 million in the first six months of 2021.

Balance Sheet Liquidity

Unrestricted cash was $9.4 million at June 30,2022, compared to $19.5 million at December 31, 2021. During the first half of the year, investing activities of $11.4 million, consisting of the acquisition of RD territory rights, clinic acquisitions, and greenfield developments, which were partially offset by $1.5 million provided by operating activities, caused the majority of the decrease in unrestricted cash.

2022 Guidance

Management reaffirmed its 2022 guidance.

  Revenue is expected to be between $98.0 million and $102.0 million, compared to $80.9 million in 2021.
  Adjusted EBITDA is expected to be between $12.0 million and $14.0 million, compared to
  $12.6 million in 2021.
  Franchised clinic openings are expected to be between 110 and 130, compared to 110 in 2021.
  Company-owned or managed clinic increases, through a combination of both greenfields and buybacks, are expected to be between 30 and 40; up from 32 added in 2021.

Conference Call
The Joint Corp. management will host a conference call at 5 p.m. ET on Thursday, August 4, 2022, to discuss the second quarter 2022 financial results. Shareholders and interested participants may listen to a live broadcast of the conference call by dialing 1-877-270-2148 or 412-902-6510 and referencing code 3438487 approximately 15 minutes prior to the start time.

The accompanying slide presentation will be in the IR section of the website under Presentations and in Events. A live webcast of the conference call will also be available on the IR section of the company’s website at https://ir.thejoint.com/events. An audio replay will be available two hours after the conclusion of the call for one week. The replay can be accessed by dialing 877-344-7529 or 412-317-0088 and entering conference ID 3438487.

Commonly Discussed Performance Metrics
This release includes a presentation of commonly discussed performance metrics. System-wide sales include revenues at all clinics, whether operated by the company or by franchisees. While franchised sales are not recorded as revenues by the company, management believes the information is important in understanding the company’s financial performance, because these sales are the basis on which the company calculates and records royalty fees and are indicative of the financial health of the franchisee base. Comp sales include the revenues from both company-owned or managed clinics and franchised clinics that in each case have been open at least 13 full months and exclude any clinics that have closed.

Non-GAAP Financial Information
This release also includes a presentation of non-GAAP financial measures. EBITDA and Adjusted EBITDA are presented because they are important measures used by management to assess financial performance, as management believes they provide a more transparent view of the company’s underlying operating performance and operating trends. Reconciliation of net income/(loss) to EBITDA and Adjusted EBITDA is presented in a table below. The company defines Adjusted EBITDA as EBITDA before acquisition-related expenses, bargain purchase gain, net (gain)/loss on disposition or impairment, and stock-based compensation expenses. The company defines EBITDA as net income/(loss) before net interest, tax expense, depreciation, and amortization expenses.

EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or cash flows from operations, as determined by accounting principles generally accepted in the United States, or GAAP. While EBITDA and Adjusted EBITDA are used as measures of financial performance and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation. EBITDA and Adjusted EBITDA should be reviewed in conjunction with the company’s financial statements filed with the SEC.

Forward-Looking Statements
This press release contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of industry trends, our future financial and operating performance and our growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include, but are not limited to, the continuing impact of the COVID-19 outbreak on the economy and our operations (including temporary clinic closures, shortened business hours and reduced patient demand), inflation, exacerbated by COVID-19 and the current war in Ukraine, our failure to develop or acquire company-owned or managed clinics as rapidly as we intend, our failure to profitably operate company-owned or managed clinics, our inability to identify and recruit enough qualified chiropractors and other personnel to staff our clinics, due in part to the nationwide labor shortage, short-selling strategies and negative opinions posted on the internet which could drive down the market price of our common stock and result in class action lawsuits, our failure to remediate the current or future material weaknesses in our internal control over financial reporting, which could negatively impact our ability to accurately report our financial results, prevent fraud, or maintain investor confidence, and other factors described in our filings with the SEC, including in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 14, 2022 and subsequently-filed current and quarterly reports. Words such as, "anticipates," "believes," "continues," "estimates," "expects," "goal," "objectives," "intends," "may," "opportunity," "plans," "potential," "near-term," "long-term," "projections," "assumptions," "projects," "guidance," "forecasts," "outlook," "target," "trends," "should," "could," "would," "will," and similar expressions are intended to identify such forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. We assume no obligation to update or revise any forward-looking statements for any reason or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Management has disclosed in our Form 10-K that our management concluded that our internal controls over financial reporting were not effective as of December 31, 2021, and our auditors expressed an adverse opinion on the Company’s internal control over financial reporting as of December 31, 2021, due to a material weakness. The details of this material weakness were provided in our 10-K filing.  We have undertaken remediation measures to address the material weakness, which we expect will be completed prior to the end of fiscal year 2022.

About The Joint Corp. (NASDAQ: JYNT)
The Joint Corp. (NASDAQ: JYNT) revolutionized access to chiropractic care when it introduced its retail healthcare business model in 2010. Today, it is the nation’s largest operator, manager and franchisor of chiropractic clinics through The Joint Chiropractic network. The company is making quality care convenient and affordable, while eliminating the need for insurance, for millions of patients seeking pain relief and ongoing wellness. With more than 750 locations nationwide and nearly 11 million patient visits annually, The Joint Chiropractic is a key leader in the chiropractic industry. Ranked number one on Forbes’ 2022 America's Best Small Companies list, number three on Fortune’s 100 Fastest-Growing Companies list and consistently named to Franchise Times “Top 400+ Franchises” and Entrepreneur’s “Franchise 500®” lists, The Joint Chiropractic is an innovative force, where healthcare meets retail. For more information, visit www.thejoint.com. To learn about franchise opportunities, visit www.thejointfranchise.com.

Business Structure
The Joint Corp. is a franchisor of clinics and an operator of clinics in certain states. In Arkansas, California, Colorado, District of Columbia, Florida, Illinois, Kansas, Kentucky, Maryland, Michigan, Minnesota, New Jersey, New York, North Carolina, Oregon, Pennsylvania, Rhode Island, South Dakota, Tennessee, Washington, West Virginia and Wyoming, The Joint Corp. and its franchisees provide management services to affiliated professional chiropractic practices.

Media Contact: Margie Wojciechowski, The Joint Corp., margie.wojciechowski@thejoint.com
Investor Contact: Kirsten Chapman, LHA Investor Relations, 415-433-3777, thejoint@lhai.com

– Financial Tables Follow –

THE JOINT CORP. AND SUBSIDIARY AND AFFILIATES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	June 30, 2022	December 31, 2021
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$9,370,611	$19,526,119
Restricted cash	664,979	386,219
Accounts receivable, net	3,560,486	3,700,810
Deferred franchise and regional development costs, current portion	974,866	994,587
Prepaid expenses and other current assets	2,548,924	2,281,765
Assets held for sale	587,419	—
Total current assets	17,707,285	26,889,500
Property and equipment, net	16,055,493	14,388,946
Operating lease right-of-use asset	19,793,363	18,425,914
Deferred franchise and regional development costs, net of current portion	5,698,545	5,505,420
Intangible assets, net	9,114,701	5,403,390
Goodwill	8,050,578	5,085,203
Deferred tax assets	9,116,248	9,188,634
Deposits and other assets	699,581	567,202
Total assets	$86,235,794	$85,454,209

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,571,823	$1,705,568
Accrued expenses	1,334,414	1,809,460
Co-op funds liability	664,979	386,219
Payroll liabilities ($0.5 million and $0.4 million attributable to VIE)	1,862,529	3,906,317
Operating lease liability, current portion	4,928,765	4,613,843
Finance lease liability, current portion	23,920	49,855
Deferred franchise and regional developer fee revenue, current portion	2,981,534	3,191,892
Deferred revenue from company clinics ($3.6 million and $3.5 million attributable to VIE)	5,829,652	5,235,745
Other current liabilities	558,250	539,500
Liabilities to be disposed of	482,944	—
Total current liabilities	20,238,810	21,438,399
Operating lease liability, net of current portion	17,962,952	16,872,093
Finance lease liability, net of current portion	75,853	87,939
Debt under the Credit Agreement	2,000,000	2,000,000
Deferred franchise and regional developer fee revenue, net of current portion	15,447,554	15,458,921
Other liabilities	27,230	27,230
Total liabilities	55,752,399	55,884,582
Commitments and contingencies
Stockholders' equity:
Series A preferred stock, $0.001 par value; 50,000 shares authorized, 0 issued and outstanding, as of June 30, 2022 and December 31, 2021	—	—
Common stock, $0.001 par value; 20,000,000 shares authorized, 14,526,417 shares issued and 14,494,700 shares outstanding as of June 30, 2022 and 14,451,355 shares issued and 14,419,712 outstanding as of December 31, 2021	14,526	14,450
Additional paid-in capital	44,677,501	43,900,157
Treasury stock 31,717 shares as of June 30, 2022 and 31,643 shares as of December 31, 2021, at cost	(853,436)	(850,838)
Accumulated deficit	(13,380,196)	(13,519,142)
Total The Joint Corp. stockholders' equity	30,458,395	29,544,627
Non-controlling Interest	25,000	25,000
Total equity	30,483,395	29,569,627
Total liabilities and stockholders' equity	$86,235,794	$85,454,209

THE JOINT CORP. AND SUBSIDIARY AND AFFILIATES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues:
Revenues from company-owned or managed clinics	$14,492,972	$11,433,072	$27,099,971	$20,903,933
Royalty fees	6,411,214	5,332,618	12,420,146	10,101,862
Franchise fees	686,886	623,655	1,327,851	1,319,082
Advertising fund revenue	1,825,757	1,518,908	3,536,474	2,893,650
Software fees	1,099,981	786,037	2,056,979	1,546,574
Regional developer fees	169,953	214,434	371,740	432,390
Other revenues	370,555	310,074	682,695	569,271
Total revenues	25,057,318	20,218,798	47,495,856	37,766,762
Cost of revenues:
Franchise and regional development cost of revenues	2,074,889	1,786,833	4,077,701	3,411,404
IT cost of revenues	352,156	251,705	662,115	392,450
Total cost of revenues	2,427,045	2,038,538	4,739,816	3,803,854
Selling and marketing expenses	3,839,724	3,132,715	7,127,212	5,622,043
Depreciation and amortization	1,700,476	1,443,018	3,329,653	2,612,884
General and administrative expenses	16,528,022	11,614,444	31,906,644	21,701,047
Total selling, general and administrative expenses	22,068,222	16,190,177	42,363,509	29,935,974
Net loss (gain) on disposition or impairment	88,844	(44,260)	95,749	20,508
Income from operations	473,207	2,034,343	296,782	4,006,426
Other expense, net	(19,286)	(16,373)	(35,434)	(37,909)
Income before income tax expense (benefit)	453,921	2,017,970	261,348	3,968,517
Income tax expense (benefit)	109,179	(665,992)	122,403	(1,030,140)
Net income	$344,742	$2,683,962	$138,945	$4,998,657
Earnings per share:
Basic earnings per share	$0.02	$0.19	$0.01	$0.35
Diluted earnings per share	$0.02	$0.18	$0.01	$0.34
Basic weighted average shares	14,475,825	14,290,697	14,454,738	14,234,929
Diluted weighted average shares	14,842,816	14,927,451	14,887,238	14,901,863

THE JOINT CORP. AND SUBSIDIARY AND AFFILIATES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net income	$138,945	$4,998,657
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,329,653	2,612,884
Net loss on disposition or impairment	95,749	109,519
Net franchise fees recognized upon termination of franchise agreements	(15,218)	(81,196)
Deferred income taxes	72,386	(1,380,631)
Stock based compensation expense	663,747	530,058
Changes in operating assets and liabilities:
Accounts receivable	140,324	(954,888)
Prepaid expenses and other current assets	(267,159)	(24,423)
Deferred franchise costs	(193,784)	(881,891)
Deposits and other assets	(132,379)	(53,096)
Accounts payable	(397,040)	(162,524)
Accrued expenses	(823,079)	130,609
Payroll liabilities	(2,043,788)	1,848,378
Deferred revenue	492,473	1,757,294
Other liabilities	404,330	565,779
Net cash provided by operating activities	1,465,160	9,014,529

Cash flows from investing activities:
Acquisition of AZ clinics	(5,600,000)	(1,925,000)
Acquisition of NC clinics	—	(2,325,000)
Purchase of property and equipment	(3,164,961)	(3,238,959)
Reacquisition and termination of regional developer rights	(2,650,000)	(1,388,700)
Net cash used in investing activities	(11,414,961)	(8,877,659)

Cash flows from financing activities:
Payments of finance lease obligation	(38,022)	(38,593)
Purchases of treasury stock under employee stock plans	(2,598)	(618,154)
Proceeds from exercise of stock options	113,673	1,262,563
Repayment of debt under the Paycheck Protection Program	—	(2,727,970)
Net cash provided by (used in) financing activities	73,053	(2,122,154)

Decrease in cash, cash equivalents and restricted cash	(9,876,748)	(1,985,284)
Cash, cash equivalents and restricted cash, beginning of period	19,912,338	20,819,629
Cash, cash equivalents and restricted cash, end of period	$10,035,590	$18,834,345

Reconciliation of cash, cash equivalents and restricted cash:	June 30, 2022	June 30, 2021
Cash and cash equivalents	$9,370,611	$18,521,042
Restricted cash	664,979	313,303
	$10,035,590	$18,834,345

THE JOINT CORP. AND SUBSIDIARY AND AFFILIATES
RECONCILIATION FOR GAAP TO NON-GAAP
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Non-GAAP Financial Data:
Net income	$344,742	$2,683,962	$138,945	$4,998,657
Net interest expense	19,286	16,373	35,433	37,909
Depreciation and amortization expense	1,700,476	1,443,018	3,329,653	2,612,884
Tax expense (benefit)	109,179	(665,992)	122,403	(1,030,140)
EBITDA	2,173,683	3,477,361	3,626,434	6,619,310
Stock compensation expense	340,191	283,564	663,747	530,058
Acquisition related expenses	31,874	39,373	31,586	45,346
Loss(gain) on disposition or impairment	88,844	(44,260)	95,749	20,508
Adjusted EBITDA	$2,634,592	$3,756,038	$4,417,516	$7,215,222

1 System-wide sales include revenues at all clinics, whether operated or managed by the company or by franchisees. While franchised sales are not recorded as revenues by the company, management believes the information is important in understanding the company’s financial performance, because these revenues are the basis on which the company calculates and records royalty fees and are indicative of the financial health of the franchisee base.
2 Comp sales include the revenues from both company-owned or managed clinics and franchised clinics that in each case have been open at least 13 full months and exclude any clinics that have closed.